EXHIBIT 4.1


 ============================================================================

                              PURCHASE AGREEMENT

                                 by and among

                      HALLMARK FINANCIAL SERVICES, INC.

                                     and

            DONNELL CHILDREN REVOCABLE TRUST and CURTIS R. DONNELL


                        DATED AS OF DECEMBER 12, 2005

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                This Agreement is subject to arbitration under
                the rules and regulations of JAMS as provided
                             in Article X hereof.

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----
 ARTICLE I TERMS OF THE PURCHASE AND SALE.............................    1
    Section 1.1     Sale of Interest..................................    1
    Section 1.2     Purchase Price....................................    1
    Section 1.3     Payment of the Purchase Price.....................    2
    Section 1.4     Effective Date of Purchase and Sale...............    3

 ARTICLE II CLOSING...................................................    3
    Section 2.1     Closing...........................................    3
    Section 2.2     Deliveries by the Seller..........................    3
    Section 2.3     Deliveries by Purchaser...........................    4
    Section 2.4     Simultaneous Deliveries...........................    4

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.................    5
    Section 3.1     Title to Interest.................................    5
    Section 3.2     Power and Authority...............................    5
    Section 3.3     Execution and Validity............................    5
    Section 3.4     No Conflict; Consents.............................    5
    Section 3.5     Company Organization; Good Standing; Delivery of
                    Charter Documents.................................    5
    Section 3.6     Corporate Power and Authority.....................    5
    Section 3.7     Capitalization....................................    5
    Section 3.8     No Undisclosed Liabilities........................    6
    Section 3.9     Sufficiency and Condition of and Title to the
                    Company Assets....................................    6
    Section 3.10    Real and Personal Property........................    6
    Section 3.11    Compliance with Laws..............................    7
    Section 3.12    Insurance.........................................    7
    Section 3.13    Contracts.........................................    7
    Section 3.14    Litigation; Orders................................    8
    Section 3.15    Permits...........................................    8
    Section 3.16    Intangible Assets.................................    8
    Section 3.17    Employees.........................................    8
    Section 3.18    Employee Benefits.................................    9
    Section 3.19    Taxes.............................................   10
    Section 3.20    Bank Accounts; Powers of Attorney.................   11
    Section 3.21    Affiliated Transactions...........................   11
    Section 3.22    Books and Records.................................   11
    Section 3.23    Full Disclosure...................................   11
    Section 3.24    Brokers...........................................   11
    Section 3.25    Absence of Sensitive Payment......................   12
    Section 3.26    Financial Statements..............................   12

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...............   12
    Section 4.1     Organization; Good Standing; Delivery of Charter
                    Documents.........................................   12
    Section 4.2     Power and Authority...............................   12
    Section 4.3     Authorization; Execution and Validity.............   12
    Section 4.4     No Conflict; Purchaser Consents...................   12
    Section 4.5     Full Disclosure...................................   13
    Section 4.6     Brokers...........................................   13

 ARTICLE V COVENANTS OF SELLER........................................   13
    Section 5.1     Cooperation of the Seller.........................   13
    Section 5.2     Pre-Closing Access to Information.................   13
    Section 5.3     Conduct of Business...............................   13
    Section 5.4     No Business Changes...............................   13
    Section 5.5     Supplements to Schedules..........................   14
    Section 5.6     Standstill........................................   14
    Section 5.7     Discharge of Encumbrances.........................   15
    Section 5.8     Non-Disclosure; Non-Competition; Non-Solicitation.   15

 ARTICLE VI COVENANTS OF PURCHASER....................................   17
    Section 6.1     Cooperation by Purchaser..........................   17
    Section 6.2     Confidentiality Agreement.........................   17

 ARTICLE VII MUTUAL COVENANTS.........................................   17
    Section 7.1     Fees and Expenses.................................   17
    Section 7.2     Governmental Consents.............................   18
    Section 7.3     Consents to Assign Leases and Contracts...........   18
    Section 7.4     Permits...........................................   18
    Section 7.5     Further Assurances................................   18
    Section 7.6     Supplemental Agreements and Consents..............   19
    Section 7.7     Tax Matters.......................................   19
    Section 7.8     Employee Benefit Plans; Employment................   19

 ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING.........................   19
    Section 8.1     Conditions Precedent to Purchaser's Obligations...   19
    Section 8.2     Conditions Precedent to the Seller's Obligations..   20

 ARTICLE IX TERMINATION PRIOR TO CLOSING..............................   21
    Section 9.1     Termination of Agreement..........................   21
    Section 9.2     Procedure Upon Termination........................   21

 ARTICLE X indemnification and offset.................................   22
    Section 10.1    Indemnification by Seller.........................   22
    Section 10.2    Indemnification by Buyer..........................   22
    Section 10.3    Claims for Indemnification........................   22
    Section 10.4    Defense by Indemnifying Party.....................   22
    Section 10.5    Offset............................................   23

 ARTICLE XI ARBITRATION AND EQUITABLE REMEDIES........................   23
    Section 11.1    Settlement Meeting................................   23
    Section 11.2    Arbitration Proceedings...........................   23
    Section 11.3    Place of Arbitration..............................   24
    Section 11.4    Discovery.........................................   24
    Section 11.5    Equitable Remedies................................   24
    Section 11.6    Exclusive Jurisdiction............................   24
    Section 11.7    Judgments.........................................   24
    Section 11.8    Expenses..........................................   24
    Section 11.9    Cost of the Arbitration...........................   24
    Section 11.10   Exclusivity of Remedies...........................   25

 ARTICLE XII MISCELLANEOUS............................................   25
    Section 12.1    Amendment.........................................   25
    Section 12.2    Counterparts......................................   25
    Section 12.3    Entire Agreement..................................   25
    Section 12.4    Expenses..........................................   25
    Section 12.5    GOVERNING LAW.....................................   25
    Section 12.6    Consent to Service of Process.....................   25
    Section 12.7    No Assignment.....................................   25
    Section 12.8    No Third Party Beneficiaries......................   26
    Section 12.9    Notices...........................................   26
    Section 12.10   Public Announcements..............................   27
    Section 12.11   Representation by Legal Counsel...................   27
    Section 12.12   Schedules.........................................   27
    Section 12.13   Severability......................................   27
    Section 12.14   Specific Performance..............................   27
    Section 12.15   Successors........................................   27
    Section 12.16   Time of the Essence...............................   28
    Section 12.17   Waiver............................................   28



 SCHEDULES

      Schedule 1.4(a)   Primary Quota Share Reinsurance Agreements
      Schedule 3.5      Subsidiaries
      Schedule 3.8      Undisclosed Claims
      Schedule 3.9(d)   Transfers
      Schedule 3.10(b)  Leased Real Property
      Schedule 3.10(c)  Owned Personal Property
      Schedule 3.10(d)  Leased Personal Property
      Schedule 3.10(e)  Personal Property Owned by Others
      Schedule 3.12     Insurance
      Schedule 3.13     Contracts
      Schedule 3.14     Litigation
      Schedule 3.15     Permits
      Schedule 3.16(a)  Owned Intangible Assets
      Schedule 3.16(b)  Licensed Intangible Assets
      Schedule 3.17(a)  Employees
      Schedule 3.17(b)  Employee Contracts
      Schedule 3.18(a)  Identification of Company Plans and Exceptions
      Schedule 3.19(a)  Tax Return Exceptions
      Schedule 3.20     Bank Accounts; Powers of Attorney
      Schedule 3.21     Affiliated Transactions
      Schedule 3.26     Financial Statements
      Schedule 5.9(a)   Assets to Be Transferred
      Schedule 5.9(b)   Related Party Loans
      Schedule 7.3(b)   Pre-Closing; Required Consents
      Schedule 7.4(b)   Pre-Closing; Required Permits
      Schedule 7.8(a)   Assumed Plans

                              PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement"), dated as of December 12, 2005 (the "Signing Date"), is made by and among Hallmark Financial Services, Inc., a Nevada corporation ("Purchaser"), and Donnell Children Revocable Trust ("Trust") and Curtis R. Donnell, individually and as trustee of the Trust ("Donnell" and, collectively with the Trust, "Seller").

                            PRELIMINARY STATEMENTS

       A. The Trust owns 100% of the membership interest (the "Interest"), of Aerospace Holdings, LLC, a Texas limited liability company ("Aerospace" or, collectively with its Subsidiaries, the "Company").

       B. The Interest is comprised of a 0.1% Class A voting membership interest in Aerospace and a 99.9% Class B non-voting membership in Aerospace and constitutes all the issued and outstanding equity securities of Aerospace.

       C. Donnell is the sole grantor, trustee and beneficiary of the Trust.

       D. The Seller desires to sell, and the Purchaser desires to purchase, all of the Interest on the terms and subject to the conditions set forth in this Agreement.

       E. Capitalized terms used in this Agreement and rules of construction are defined or indexed in Appendix A for the convenience of the reader and in order to eliminate the need for cross-references. Appendix A is incorporated herein by this reference.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                  ARTICLE I
                                  ---------
                        TERMS OF THE PURCHASE AND SALE
                        ------------------------------

      Section 1.1   Sale of Interest.
                    -----------------
     Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, at the Closing Seller shall sell and assign to Purchaser, and Purchaser shall purchase and acquire from Seller, the Interest free and clear of all Encumbrances, for the Purchase Price set forth in Section 1.2 hereof. The Interest purchased and acquired by Purchaser shall represent all of the issued and outstanding equity securities of any kind, type or class of Aerospace.

      Section 1.2   Purchase Price.
                    ---------------
     The total consideration for the purchase of the Interest and Seller's compliance with the restrictive covenants contained in Section
 5.8 (the "Total Purchase Price") shall be an amount equal to up to $15,000,000.00, consisting of an unconditional consideration of $12,500,000.00 (the "Base Purchase Price") plus additional contingent consideration of up to $2,500,000.00 (the "Contingent Purchase Price"), as provided in Section 1.4 hereof.

      Section 1.3   Payment of the Purchase Price.
                    ------------------------------
     The Base Purchase Price shall be payable to the Seller at Closing. The Contingent Purchase Price, if any, shall be payable by the Purchaser to the Seller on or before March 30, 2009; provided, however, that the Seller may defer payment of a portion of the Contingent Purchase Price to March 30 of any subsequent calendar year in accordance with Section 1.4(d). Payment of the Base Purchase Price and the Contingent Purchase Price, if any, shall be by Purchaser's wire transfers of immediately available funds to the bank account set forth on a notice given to the Purchaser by the Seller at least three (3) business days prior to the due date of such payment.

      Section 1.4   Contingent Purchase Price.
                    --------------------------
     Payment of any Contingent Purchase Price is conditioned on the Seller's compliance with the covenants contained in Section 5.8 hereof and the Company achieving the following operational objectives for the 2006, 2007 and 2008 years: (i) gross premium production, net of cancellations, at an average compound annual growth rate (the "Growth Factor") of at least three percent; and (ii) a three year accident year loss and loss adjustment expense ratio ("3-Year LLAE Ratio") of less than 60%. If Seller has complied with the covenants contained in Section 5.8 hereof and both operational objectives have been satisfied, the amount of the Contingent Purchase Price shall be equal to the product of (x) $2,500,000.00, times (y) the quotient of the Growth Factor (up to, but not exceeding, five percent), divided by five percent, times (z) the quotient of (I) 60% minus the greater of the 3-Year LLAE Ratio or 55%, divided by (II) five percent (5%).

      (a) For purposes hereof, the 3-Year LLAE Ratio shall be computed as the ratio of the incurred losses and loss adjustment expenses for the 2006, 2007 and 2008 accident years to the net premiums earned for the same period, all in accordance with statutory insurance accounting principles consistently applied (including an appropriate actuarial reserve for incurred but not reported claims). The calculation of the 3-Year LLAE Ratio shall include only the general aviation business produced by the Company which is either (i) covered by the primary quota share reinsurance agreements identified in Schedule 1.4(a) or any renewal or successor reinsurance agreements, or (ii) retained by the Purchaser. The 3-Year LLAE Ratio shall not apply to business produced by the Company under any other excess insurance, co-insurance, surplus lines or other reinsurance agreement or facility.

      (b) By way of illustration, if the Company's gross premium production, net of cancellations, for the 2005 calendar year was $32,000,000, in order to achieve a Growth Factor of three percent the Company would be required to generate cumulative gross premiums, net of cancellations, during the 2006, 2007 and 2008 calendar years of at least $101,876,064, calculated as follows:

      [($32,000,000 x 1.03) + ($32,000,000 x 1.03 x 1.03) + ($32,000,000 x
                           1.03 x 1.03 x 1.03)]  =

         [$32,960,000 + $33,948,800 + $34,967,264] = $101,876,064

      (c) By way of further illustration, if the Company has achieved a Growth Factor of four percent and a 3-Year LLAE Ratio of 59%, the Contingent Purchase Price due Seller would be $400,000, calculated as follows:

            $2,500,000 x (.04 / .05) x [(.60 - .59) / .05] = $400,000

      (d) In the event the Company has achieved the Growth Factor, the Purchaser shall deliver to the Seller on or before March 1, 2009, a notice describing in reasonable detail the Purchaser's calculation of the 3-Year LLAE Ratio (including the actuarial reserve for incurred but not reported claims) and the proposed amount of the Contingent Purchase Price. In the event the Seller does not agree with the actuarial reserve for incurred but not reported claims used in the calculation of the 3-Year LLAE Ratio, the Seller may, by written notice delivered to the Purchaser on or before March 15, 2009, elect to currently receive 75% of the proposed amount of the Contingent Purchase Price set forth in the notice from the Purchaser and defer the payment of any additional Contingent Purchase Price for one or more years to permit the continued development of loss and loss adjustment expense for the 2006, 2007 and 2008 accident years. In such event, the Purchaser shall deliver to the Seller a similar notice recalculating both the 3-year LLAE Ratio and the Contingent Purchase Price on or before March 1 of each successive year until such time as the Seller notifies the Purchaser in writing that the recalculated Contingent Purchase Price is acceptable to the Seller. Upon receipt of such acceptance notice from the Seller, the Purchaser shall within 15 calendar days pay to the Seller an amount equal to the recalculated Contingent Purchase Price less that portion of the Contingent Purchase Price previously paid to the Seller.

      Section 1.5   Allocation of Purchase Price.
                    -----------------------------
     The Base Purchase Price shall be allocated $11,875,000.00 to the purchase of the Interest and $625,000.00 to the Seller's compliance with the restrictive covenants contained in Section 5.8 hereof. The Contingent Purchase Price, if any, shall be allocated entirely to the purchase of the Interest. The Purchaser and the Seller agree that they shall not take any position or action inconsistent with the foregoing allocation of the Base Purchase Price in the filing of any federal income tax returns.

      Section 1.6   Effective Date of Purchase and Sale.
                    ------------------------------------
     The Parties hereto agree that the effective date for the sale of the Interest shall be January 1, 2006 (the "Effective Date").


                                 ARTICLE II
                                 ----------
                                   CLOSING
                                   -------

      Section 2.1   Closing.
                    --------
     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser on the first business day following the date on which all of the conditions set forth in
 Article VIII, to the extent not waived, are satisfied, but in no event later than March 31, 2006. The Closing is contemplated to occur on January 3, 2006, but may be postponed to such other date as the Parties may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

      Section 2.2   Deliveries by the Seller.
                    -------------------------
   At the Closing, the Seller shall deliver the following:

      (a) the closing and secretary's certificates referred to in Section 8.1(e) and Section 8.1(f);

      (b) a duly executed assignment of the Interest to the Purchaser, in form and substance reasonably satisfactory to the Purchaser and its counsel;

      (c) a certificate dated within ten (10) business days prior the Closing Date from the Secretary of State or comparable official of the state of incorporation or organization of Aerospace and each Subsidiary certifying as to the valid existence and good standing in such jurisdiction of Aerospace and each respective Subsidiary;

      (d) the recorded Charter Documents of Aerospace and each Subsidiary, recently certified by the Secretary of State of the State of Texas;

      (e) all Books and Records of the Company;

      (f) executed counterparts of all Required Consents and Required
 Permits;

      (g) a receipt for the payment of the Base Purchase Price;

      (h) each of the agreements referred to in Section 7.6 executed by the Seller;

      (i) a written opinion of counsel to the Seller addressed to the Purchaser confirming that the representations and warranties contained in
 Section 3.1 through Section 3.7 hereof are true, correct and complete and that, to the best of such counsel's knowledge, without investigation, the Seller's other representations and warranties are true, correct and complete, which opinion shall be in form and substance reasonably satisfactory to the Purchaser and its counsel; and

      (j) all other previously undelivered documents, instruments and writings required to be delivered by the Seller to the Purchaser at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as the Purchaser may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 2.3   Deliveries by Purchaser.
                    ------------------------
     At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Seller the following:

      (a)  the Base Purchase Price;

      (b) the closing and secretary's certificates referred to in Sections 8.2(c) and 8.2(d);

      (c) each of the agreements referred to in Section 7.6 to which the Purchaser is a party, each executed on behalf of the Purchaser;

      (d) all other previously undelivered documents, instruments and writings required to be delivered by the Purchaser to the Seller at or prior to the Closing pursuant to this Agreement and such other documents, instruments and certificates as the Seller may reasonably request in connection with the transactions contemplated by this Agreement.

      Section 2.4   Simultaneous Deliveries.
                    ------------------------
     The delivery of the documents required to be delivered at the Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery shall be effective until each Party has received, or waived receipt of, all the documents that this Agreement entitles such Party to receive.


                                 ARTICLE III
                                 -----------
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

      The Seller jointly and severally hereby represents and warrants to the Purchaser that the statements made in this Article III are true, correct and complete.

      Section 3.1   Title.
                    ------
     The Trust is the record owner and Donnell is the beneficial owner of the Interest, in each case free and clear of all Encumbrances. Aerospace is the record and beneficial owner of all of the issued and outstanding capital stock, membership interests or other equity securities of each of the
 Subsidiaries, in each case free and clear of all Encumbrances. At the Closing, the Seller will transfer to the Purchaser the entire right, title and interest in and to the Interest free and clear of all Encumbrances.

      Section 3.2   Power and Authority.
                    --------------------
     The Seller has the requisite power and authority to execute and deliver this Agreement, to perform the Seller's obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which the Seller is a party.

      Section 3.3   Execution and Validity.
                    -----------------------
     Each of the Transaction Documents, when executed by the Seller and delivered to the Purchaser, will constitute a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

      Section 3.4   No Conflict; Consents.
                    ----------------------
     The execution, delivery and performance by the Seller of each Transaction Document will not (a) violate any Law, (b) violate any of the Charter Documents of Aerospace or any Subsidiary, (c) violate any Order to which the Seller or the Company is a party or by which the Seller, the Company or any of their respective assets are bound, (d) result in the creation of any Encumbrance on the Interest, or (e) require any Consent from any Person that will not be obtained and delivered on or before the Closing.

      Section 3.5   Organization; Good Standing; Delivery of Charter
                    ------------------------------------------------
                    Documents.
                    ----------
     Aerospace is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.
 Schedule 3.5 lists all of the Subsidiaries of the Company, their respective forms of organization, their respective jurisdictions of incorporation or organization and a brief description of their respective operations. Aerospace and each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business makes qualification necessary. Prior to the Signing Date, the Seller has delivered, or caused to be delivered, to the Purchaser true and complete copies of the Charter Documents of Aerospace and each Subsidiary as in effect on the Signing Date.

      Section 3.6   Power and Authority.
                    --------------------
     Aerospace and each Subsidiary has all the requisite power and authority necessary to own, operate and lease its respective assets and to carry on its respective business as and where conducted.

      Section 3.7   Capitalization.
                    ---------------
     The Interest constitutes the only issued and outstanding membership interests or other equity securities of any kind of Aerospace. The Interest has been duly authorized and validly issued and is fully paid and nonassessable. There is no authorized or outstanding option, subscription, warrant, call, preemptive right, commitment or other right or agreement obligating Aerospace or any Subsidiary to issue or sell any equity securities or any securities convertible into or exercisable for any equity securities of Aerospace or any Subsidiary. Neither the Interest nor any capital stock, membership interest or other equity security of any Subsidiary has been issued or transferred, and will not be transferred pursuant to this Agreement, in violation of any preemptive or preferential rights or rights of first refusal of any Person. Except for Subsidiaries, the Company does not own any shares of capital stock, membership interests, partnership interests or other beneficial ownership interests of any kind in any other Person.

      Section 3.8   No Undisclosed Claims.
                    ----------------------
     Except as set forth in Schedule 3.8, the Company is not subject to any Claim of any nature, absolute or contingent, and no events have occurred or circumstances exist that could give rise to any future Claim, that could have a Material Adverse Effect on the assets or business of the Company.

      Section 3.9   Sufficiency and Condition of and Title to the Company
                    -----------------------------------------------------
                    Assets.
                    -------
      (a) Sufficiency of the Company Assets. The assets reflected on the Books and Records of the Company (collectively, the "Company Assets") constitute all the assets, properties, licenses and other arrangements which are presently being used or are reasonably related to the business of the Company, and are sufficient to operate such business in a manner consistent with past practice and historic capacity.

      (b) Condition of the Company Assets. Each of the Company Assets complies with Law and is in good and normal operating condition and repair, structurally sound with no known defects (ordinary wear and tear excepted), and suitable for its intended use.

      (c) Title to the Company Assets. At the Closing, the Company will hold good, valid and indefeasible title to, or a valid leasehold interest in, each of the Company Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

      (d) No Transfers. Except as set forth in Schedule 3.9(d), during the six month period preceding the Signing Date, the Company has not transferred any Company Assets to the Seller or any affiliate of the Seller, nor has the Company made any distribution of cash to the Seller or any affiliate of the Seller, except for salaries and expense reimbursement in the ordinary course of business.

      Section 3.10  Real and Personal Property.
                    ---------------------------
      (a) Owned Real Property. The Company does not own any interest in real property.

      (b) Leased Real Property. Schedule 3.10(b) lists, as of the Signing Date, all leases of real property (collectively, the "Real Property Leases") to which the Company is a party. As of the Signing Date, all of the Real Property Leases are valid, binding and in full force and effect. Neither the Company nor, to the Seller's Knowledge, any other Person is in default under any of the Real Property Leases, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by the Company or any other Person.

      (c) Owned Personal Property. Schedule 3.10(c) lists, as of the Signing Date, all of the depreciable personal property (including all machinery, equipment, vehicles, structures, fixtures and furniture) owned by the Company and used in the business of the Company or located on its premises.

      (d) Leased Personal Property. Schedule 3.10(d) lists, as of the Signing Date, all leases of personal property (collectively, the "Personal Property Leases") to which the Company is a party. As of the Signing Date, all of the Personal Property Leases are valid, binding and in full force and effect. Neither the Company nor, to the Seller's Knowledge, any other Person is in default under any of the Personal Property Leases, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by the Company or any other Person.

      (e) Personal Property Owned by Others. Schedule 3.10(e) lists, as of the Signing Date, all artwork, memorabilia and other personal property routinely located on the premises of the Company which is not owned by the Company, together with the name(s) of the owner(s) of such personal property.

      Section 3.11  Compliance with Laws.
                    ---------------------
      The Company has complied with all Laws in the conduct of its business. The Company has not received any notice from any Governmental Authority or other Person asserting that the Company has violated any Law. No events have occurred or, to Seller's Knowledge, circumstances exist that could cause the Company to violate any Law in the future.

      Section 3.12  Insurance.
                    ----------
     Schedule 3.12 lists, as of the Signing Date, all insurance policies which insure the business of the Company or any of the assets of the Company against loss (collectively, the "Insurance Policies"), including each insurer's name, coverage deductible and limit, expiration date and current premium. Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. The Insurance Policies provide the Company with reasonably adequate insurance coverage against the risks involved in the conduct of the business of the Company and ownership of the assets of the Company. The coverage provided by the Insurance Policies will not in any way be affected by, or terminate or lapse by reason of, the consummation of the transactions contemplated by this Agreement. True and complete copies of all Insurance Policies have been provided to the Purchaser.

      Section 3.13  Contracts.
                    ----------
     Schedule 3.13 lists, as of the Signing Date, all contracts relating to the business and assets of the Company or by which any of the assets of the Company is bound, pursuant to which the obligations of any party thereto are, or are contemplated to be, with respect to any such contract (a) in excess of $10,000 during any twelve month period during the term thereof,
 (b) not terminable prior to 90 days after the Signing Date, or (c) otherwise material to the business of the Company. All of the contracts listed on
 Schedule 3.13 and any contracts entered into after the Signing Date in accordance with Section 5.3 (collectively, the "Material Contracts") are or will be valid and binding and in full force and effect, subject to Laws Affecting Creditors' Rights. Neither the Company nor, to the Seller's Knowledge, any other Person is in default under any Material Contract, nor is there any event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder by the Company or any other Person. The Company is not a party to any contract which (x) requires the Consent of any Person in order to consummate the transactions contemplated by this Agreement, except as otherwise stated on Schedule 3.13, (y) is materially in excess of the normal, ordinary and usual requirements of the business of the Company, or (z) is materially excessive in price or quantity. True and complete copies of all the Material Contracts have been provided to Purchaser.

      Section 3.14  Litigation; Orders.
                    -------------------
     Except as set forth in Schedule 3.14, there are no Actions pending, or to the Seller's Knowledge, threatened against or affecting the Company, its business or any of its assets as of the Signing Date. The Company is not subject to any Order.

      Section 3.15  Permits.
                    --------
     Schedule 3.15 lists all of the Permits related to the assets of the Company or operation of the business of the Company, and indicates those Permits for which the Consent of any Person is required to assign such Permit. The Company has obtained, maintains in effect, and complies with the terms and conditions of all Permits required by Law. There is no Action pending or, to the Seller's Knowledge, threatened in writing to revoke or limit any Permit listed on Schedule 3.15. The Company has all Permits necessary for the business of the Company as presently conducted.

      Section 3.16  Intangible Assets.
                    ------------------
      (a) Owned Intangible Assets. Schedule 3.16(a) lists all of the Intangible Assets owned by the Company as of the Signing Date. With respect to the Intangible Assets listed on Schedule 3.16(a) and all of the Intangible Assets obtained or developed prior to the Closing, (i) the Company owns all right, title and interest in and to such Intangible Assets free and clear of all Encumbrances, (ii) the Company has not sold, transferred, licensed, sublicensed or conveyed any interest in any of such Intangible Assets, and (iii) to Seller's Knowledge, no Person has infringed upon or misappropriated any of such Intangible Assets.

      (b) Licensed Intangible Assets. Schedule 3.16(b) lists all licenses and contracts related to any Intangible Asset used by the Company as of the Signing Date. Each license or contract listed on Schedule 3.16(b) and each license or contract related to an Intangible Asset which is entered into after the Signing Date in accordance with Section 5.3 is valid, binding and in full force and effect. The Company has not infringed upon or misappropriated any Intangible Asset owned by another Person.

      Section 3.17  Employees.
                    ----------
      (a) Employees. Schedule 3.17(a) lists the name, job title, date of employment and current annual compensation (salary, bonus and participation in any non-qualified deferred or incentive compensation arrangement) for each individual directly or indirectly employed by the Company as of the Signing Date (collectively, the "Employees"). All Employees are either United States citizens or otherwise authorized to engage in employment in the United States in accordance with all Laws. All sums due for Employee compensation and benefits and all vacation time owing to any Employee (including all persons whose employment by the Company is terminated prior to the Signing Date) have been duly and adequately accrued on the accounting Books and Records of the Company.

      (b) Contracts. Except as set forth in Schedule 3.17(b), the Company is not a party to (i) any contract for employment between the Company and an Employee of the Company that cannot be terminated at will without cost, or
 (ii) any collective bargaining agreement or other contract with any labor union, Employee representative or group of Employees. Except as set forth in Schedule 3.17(b), the Company's employment of all Employees is terminable at will without any penalty or severance obligation of any kind on the part of the Company.

      (c) Compliance with Labor Laws. The Company has complied and is presently complying with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

      Section 3.18  Employee Benefits.
                    ------------------
      (a) Identification of Company Plans. Schedule 3.18(a) sets forth a list of all Employee Benefit Plans which provide compensation or benefits to Employees, officers, directors or consultants of the Company (collectively, the "Company Plans"). Seller has delivered to Purchaser true and complete copies of: (i) each of the Company Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect, and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Company Plans, (iii) the three most recent annual reports for each of the Company Plans, (iv) the most recent IRS determination letter for each Company Plan which is intended to constitute a qualified plan under Section 401 of the Code, and (v) financial statements for each funded Company Plan. Notwithstanding any statement or indication in this Agreement to the contrary, except as disclosed on
 Schedule 3.18(a), there are no Company Plans which the Company or Purchaser will not be able to terminate (or in which the Company will not be able to terminate the participation of its employees) immediately after the Closing in accordance with their terms and ERISA, and without incurring any expenses (including, but not limited to, loads or termination charges imposed with respect to insurance policies or mutual funds used to fund such Company
 Plans), other than administrative expenses in connection with such termination and benefits accrued as of the date of termination.

      (b) Compliance with Applicable Laws. All Company Plans comply with and are and have been operated in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state Law (including, without limitation, state insurance Law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither the
 Company nor any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA
 Affiliate") has failed to make any material contributions or to pay any material amounts due and owing as required by the terms of any Company Plan. Other than routine claims for benefits under the Company Plans, there are no pending or, to Seller's Knowledge, threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Company Plans or the fiduciaries, administrators, or trustees of any of the Company Plans or any ERISA Affiliate as the employer or sponsor under any Company Plan, with any of the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant in or beneficiary of any Company Plan or any other Person whomsoever. To Seller's Knowledge, there is no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

      (c) Pension Benefit Plans. Neither the Company nor any ERISA Affiliate is or ever has been a sponsor or obligated to contribute to any plan covered by Title IV of ERISA or Section 412 of the Code, or any "multiemployer plan," within the meaning of Section 3(37) of ERISA. Each of the Company Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, and has been operated substantially in accordance with its terms and with the provisions of the Code.

      (d) Welfare Benefit Plans. Each Company Plan which is required to comply with the provisions of Part 6 of Title I of ERISA, Section 601 et seq., and Code  Section 4980B and  the provisions of  Part 7 of  Title I  of
 ERISA, Section 701 et seq., and Code Section 4980D has complied in all material respects. Except as required by such Sections of the Code, no Company Plan which is a Welfare Benefit Plan provides for any post-employment benefits.

      (e) Effect of Consummation. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company or any other individual to a bonus, severance pay, unemployment compensation or similar payment by the Company, (ii) otherwise accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of the Company, (iii) result in any prohibited transaction described in Section 406 of ERISA or
 Section 4975 of the Code for which an exemption is not available, or (iv) in any way result in any liability of the Company with respect to any Employee Benefit Plan of any Person. The Company is not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any employee of the Company, the Seller or any other Person as a result of the consummation of the transactions contemplated herein.

      Section 3.19  Taxes.
                    ------
      (a) Tax Returns. All Tax returns (including amended returns and claims for refund), reports, and declarations of estimated Tax (collectively, "Returns") which were required to be filed by the Company with any
 Governmental Authority  have been  timely filed.   Except  as set  forth  in
 Schedule 3.19(a), all Returns are true and correct and accurately reflect the Tax liabilities of the Company. All Taxes shown to be due pursuant to such Returns have been paid in full. Except as set forth in Schedule 3.19(a), there are no unpaid Taxes that are or could become a lien on the property or assets of the Company or require payment by the Company, except for current Taxes not yet due and payable. All current Taxes not yet due and payable by the Company have been properly accrued on the balance sheet of the Company. Except as set forth in Schedule 3.19(a), the Company has not incurred any liability for penalties, assessments, or interest under the Code. No unexpired waiver executed by or on behalf of the Company with respect to any Taxes is in effect.

      (b) Statute of Limitations and Tax Actions. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to the Seller's Knowledge, threatened Claims, assessments, notices, proposals to assess, deficiencies or audits with respect to Taxes.

      (c) Miscellaneous Tax Representations. Proper and accurate amounts have been withheld and remitted by the Company from and with respect to all Persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all Laws. The Company is not a party to any tax sharing agreement. There is no contract, plan or arrangement covering any Person that, individually or collectively, would give rise to the payment of any amount that would not be deductible by the Company by reason of Section 162(m) or Section 280G of the Code. The Company is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. Neither Aerospace nor any Subsidiary has ever been a member of any group other than the Company that filed a consolidated federal income tax return.

      Section 3.20  Bank Accounts; Powers of Attorney.
                    ----------------------------------
     Schedule 3.20 lists the names of (a) each bank, trust company and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations (the "Bank Accounts"), (b) all Persons authorized to draw on, or to have access to, each of the Bank Accounts, and (c) all Persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Company in any matter concerning the business of the Company. Each of the Bank Accounts has a positive cash balance. No proxies, powers of attorney or other like instruments are irrevocable.

      Section 3.21  Affiliated Transactions.
                    ------------------------
     Except as set forth on Schedule 3.21, there are no outstanding loans or other transactions between the Company and any Seller, officer, director, shareholder, consultant or affiliate of the Company or any spouse or child of any such person. No Seller, officer, director, shareholder, consultant or affiliate of the Company nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to the Company.

      Section 3.22  Books and Records.
                    ------------------
     The Books and Records of the Company, all of which have been made available to Purchaser prior to the Signing Date, are true, correct and complete and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

      Section 3.23  Full Disclosure.
                    ----------------
     No representation or warranty of the Seller made in this Agreement, nor any written statement furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of the Company, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

      Section 3.24  Brokers.
                    --------
     No person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of the Seller or the Company. Seller agree to indemnify and defend the Purchaser and to hold Purchaser harmless from any claim by any individual or entity asserting a broker or agency relationship relative to this Transaction.

      Section 3.25  Absence of Sensitive Payment.
                    -----------------------------
     The Company has not made or maintained (i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by the Company were or would be a violation of applicable law.

      Section 3.26  Financial Statements.
                    ---------------------
     The Seller has delivered to the Purchaser copies of the financial statements of the Company described on Schedule 3.26 (collectively, the
 "Financial Statements"). Except as set forth in Schedule 3.26, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position of the Company as of their respective dates and the results of operations and cash flows of the Company for the respective periods covered thereby in accordance with GAAP (subject, in the case of interim statements, to normal, recurring adjustments, consistently applied, none of which, individually or in the aggregate, is material). Except as set forth in Schedule 3.26, the Company does not have any material liability or obligation of any kind or nature (fixed or contingent) which is not reflected, reserved against or disclosed in the Financial Statements and accompanying footnotes.


                                 ARTICLE IV
                                 ----------
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER
                 -------------------------------------------

      The Purchaser hereby represents and warrants to the Seller that the statements set forth in this Article IV are correct and complete.

      Section 4.1   Organization; Good Standing; Delivery of Charter
                    ------------------------------------------------
                    Documents.
                    ----------
     The Purchaser is a corporation duly  organized, validly existing and  in
 good standing under  the laws of  the State of  Nevada.   Purchaser is  duly
 qualified as a foreign corporation in the State of Texas.

      Section 4.2   Power and Authority.
                    --------------------
     The Purchaser has all requisite corporate power and authority necessary to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the execution, delivery and performance of all of the Transaction Documents to which the Purchaser is a party.

      Section 4.3   Authorization; Execution and Validity.
                    --------------------------------------
     Each of the Transaction Documents, when executed and delivered by the Purchaser, will be duly authorized, executed and delivered, and will constitute a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms of such Transaction Document, subject to any Law Affecting Creditors' Rights.

      Section 4.4   No Conflict; Purchaser Consents.
                    --------------------------------
     The execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party will not (a) violate any Law,
 (b) violate any Charter Document of the Purchaser, (c) violate any Order to which the Purchaser is a party or by which the Purchaser or its assets is bound, or (d) require any Consent from any Person.

      Section 4.5   Full Disclosure.
                    ----------------
     No representation or warranty of the Purchaser made in this Agreement, nor any written statement furnished to the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of the Purchaser, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

      Section 4.6   Brokers.
                    --------
     No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of the Purchaser. The Purchaser agrees to indemnify and defend Seller and to hold Seller harmless from any claim by any individual or entity asserting a broker or agency relationship with Purchaser relating to this Transaction.


                                  ARTICLE V
                                  ---------
                             COVENANTS OF SELLER
                             -------------------

      Section 5.1   Cooperation of the Seller.
                    --------------------------
     From the Signing Date through the Closing Date, the Seller shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with Purchaser in connection with the foregoing, including using reasonable efforts to obtain all Required Consents and Required Permits, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in Section 8.1, the satisfaction of which is in the reasonable control of such Seller, to be satisfied on or prior to Closing.

      Section 5.2   Pre-Closing Access to Information.
                    ----------------------------------
     From the Signing Date through the Closing Date, the Seller shall afford to the Purchaser and its Representatives access to the properties, employees and Books and Records of the Company.

      Section 5.3   Conduct of Business.
                    --------------------
     From the Signing Date through the Closing Date, the Seller shall, and shall cause the Company to, use all reasonable efforts to (i) preserve substantially the relationships with its Representatives, suppliers and customers, (ii) perform its obligations under all contracts, leases and Permits in all material respects, (iii) comply with all Laws, (iv) confer with the Purchaser regarding operational matters of a material nature, (v) report periodically to the Purchaser regarding the status of its business and the results of its operations, and (vi) conduct its business in the ordinary course and consistent with past practices.

      Section 5.4   No Business Changes.
                    --------------------
     From the Signing Date through the Closing Date, the Seller shall not, and shall cause the Company not to, without the express written consent of the Purchaser: (i) enter into any material agreement relating to the assets, properties or business of the Company, other than in the ordinary course of business; (ii) incur or discharge any material obligation or liability, except in the ordinary course of business; (iii) commit to make or make any capital expenditures; (iv) cancel or fail to renew any Permit; (v) impose any lien, pledge or encumbrance upon the Interest or any of the assets of the Company; (vi) make any change or authorize to be made any change to the Charter Documents of Aerospace or any Subsidiary; (vii) declare, set aside, or pay any dividend or make any distribution with respect to the Interest (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of the Interest; (viii) issue, deliver or sell any membership interests, capital stock or other equity securities of any kind of Aerospace or any Subsidiary, or split, combine or reclassify the Interest with, into or as any other type of membership interest or equity security of any kind; (ix) incur any indebtedness for borrowed money; (x) forgive or cancel any indebtedness owing to the Company or waive any claims or rights of value belonging to the Company, (xi) sell, lease, license or otherwise dispose of any of the assets or properties of the Company, other than in the ordinary course of business; (xii) pay or increase the rate or terms of compensation or benefits payable to or to become payable to any of the directors, officers, employees, consultants or agents of the Company above the amounts reflected in Schedule 3.17(a); (xiii) amend or otherwise make any changes to any of the Company Plans or increase the rate or terms of any benefits payable under the Company Plans; (xiv) make any other change in the terms of employment of any Employee; (xv) make or rescind any express or deemed election relating to any Tax, other than as reflected in Schedule 3.19(a); or (xvi) commit pursuant to a legally binding agreement to do any of the foregoing.

      Section 5.5   Supplements to Schedules.
                    -------------------------
      If, between the Signing Date and the Closing Date, the Seller becomes aware that any of its representations and warranties in this Agreement or the schedules to this Agreement was inaccurate when made or if during such period any event occurs or condition changes that causes any of such representations and warranties to be inaccurate, then the Seller shall notify the Purchaser thereof in writing and supplement the schedules hereto to account for any such inaccuracy, event or change. Any such supplement to the schedules shall not be deemed to have been disclosed as of the Signing Date, or to have cured any breach of a representation and warranty made in this Agreement, unless so agreed in writing by the Purchaser.

      Section 5.6   Standstill.
                    -----------
     Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article IX, the Seller shall not, nor shall the Seller permit the Company or any of its Representatives to, (a) directly or indirectly encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any Person (other than Purchaser and its Representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving the Company, (b) entertain or discuss any acquisition or investment proposals whatsoever with respect to the Company, (c) except as required by law after not less than five days notice to Purchaser, disclose to any third party any non-published information concerning the Company, the business of the Company or the Company's financial condition, or (d) withdraw the Seller's intention to sell the Interest to Purchaser. The Seller shall, and shall cause the Company to, promptly notify the Purchaser if it receives any such proposal or offer or any inquiry or contact with respect thereto and provide the Purchaser a copy of any written communication with respect thereto. Until termination of this Agreement, the Seller will not, directly or indirectly, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Interest, or (ii) grant any proxies, deposit any of the Interest into a voting trust or enter into a voting agreement with respect to the Interest.

      Section 5.7   Discharge of Encumbrances.
                    --------------------------
     The Company and the Seller shall take all actions and do all things necessary to cause all Encumbrances, other than Permitted Encumbrances, on any of the Interest or the assets of the Company to be terminated or otherwise discharged at or prior to the Closing.

      Section 5.8   Non-Disclosure; Non-Competition; Non-Solicitation.
                    --------------------------------------------------
      (a) Non-Disclosure Agreement. Donnell acknowledges that the Confidential Information obtained or possessed by him will be the property of the Purchaser and the Company from and after the Closing Date. Therefore, Donnell agrees that he will not (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree, (ii) use for his own account or cause, facilitate or allow any third party to use Confidential Information in any way, or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from the premises of the Company or the premises of the Company's customers following the Closing Date. Donnell further agrees to deliver to Purchaser all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Company or the conduct of the Company's business that he may possess or have under his control at the Closing Date.

      (b) Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company's business which have been conceived, prepared or developed by Donnell in connection with his beneficial ownership interest in the Company, his employment by the Company or otherwise, either alone or with others (herein called "Work Product"), shall be the sole property of the Company. At or prior to the Closing Date, Donnell shall deliver all Work Product to the Company.

      (c) Non-Competition Agreement. For a period of five (5) years after the Closing, Donnell will not, directly or indirectly, without the express written consent of the Purchaser, (i) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, trustee, beneficiary, or otherwise with, any "Competing Business" (defined below) anywhere in the "Restricted Territory" (defined below); (ii) induce any customer of the Company to patronize any Competing Business; (iii) solicit or accept any Competing Business from any customer of the Company; (iv) request or advise any customer of the Company to withdraw, curtail or cancel such customer's business with the Company; or (v) disclose to any Person engaged in any Competing Business the names or addresses of any of the customers of the Company. For purposes of this Agreement, the term "Competing Business" is defined to mean any activity or business that is or would be competitive with the business conducted by the Company at any time prior to the Closing. The term "Restricted Territory" is defined to mean the United States of America.

      (d) Non-Solicitation Agreement. For a period of five (5) years after the Closing, Donnell shall not, either on his own behalf or on behalf of any business competing with the Purchaser, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company or the Purchaser to terminate such person's employment or agency, as the case may be, with such entity, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any Person which sells or furnishes any products or services to, or receives any products or services from, the Company or the Purchaser, nor will Donnell attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company or the Purchaser.

      (e) Modification of Restrictions. Donnell agrees that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 5.8 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the Parties agree that the restrictions of this Section 5.8 shall remain in full force and effect. Donnell further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 5.8 is invalid or against public policy, the remaining provisions of this
 Section 5.8 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      (f) Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 5.8, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by Donnell that the remedy at law for a breach of any of the covenants or provisions of this Section 5.8 may be inadequate and, therefore, the Purchaser and the Company shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. Donnell waives any bond, surety, or other security that might be required of the Purchaser or the Company as a condition of any such restraining order or injunctive relief.

      (g) Acknowledgments of Donnell. Donnell acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Company, the Purchaser and their respective businesses, (ii) the Company and the Purchaser would suffer irreparable injury if Donnell breached any of the terms of this Section 5.8, (iii) the Company and the Purchaser will be at a substantial competitive disadvantage if such entity fails to acquire and maintain exclusive ownership of the Confidential Information or Donnell fails to abide by the restrictions provided in this
 Section 5.8, (iv) the scope of the restrictions provided in this Section 5.8 are reasonable when taking into account (A) the negotiations between the Parties and (B) that Donnell is the direct beneficiary of the Total Purchase Price paid pursuant to this Agreement, (v) the consideration being paid to the Seller pursuant to this Agreement is sufficient inducement for Donnell to agree to the terms hereof, (vi) the provisions of this Section 5.8 are reasonable and necessary to protect the business of the Company, to prevent the improper use or disclosure of the Confidential Information and to provide the Company and the Purchaser with exclusive ownership of all such Confidential Information, and (vii) the terms of this Section 5.8 preclude Donnell from engaging in the conduct of the business of the Company only for a reasonable period.

      (h) Release. The Trust and Donnell, in their respective capacities as member, manager, officer and/or employee of the Company, hereby agree to execute and deliver on the Closing Date, in a form reasonably satisfactory to the Purchaser, a written release of the Company from any and all claims resulting from or related to any matter arising prior to the Closing Date.

      Section 5.9 Required Pre-Closing Actions. Notwithstanding the provisions of Section 5.3 and Section 5.4, after the Signing Date but prior to the Closing Date, the Seller shall, and shall cause the Company to, effect the following transactions:

      (a) Transfer of Assets. The Seller shall purchase from the Company certain insurance policies and country club membership more specifically identified in Schedule 5.9(a) for the purchase price set forth in Schedule 5.9(a).

      (b) Repayment of Related Party Loans. The Seller shall pay, or cause to be paid, in full, all outstanding loans from the Company to the Seller or any person related to the Seller, as more specifically identified in
 Schedule 5.9(b).


                                 ARTICLE VI
                                 ----------
                            COVENANTS OF PURCHASER
                            ----------------------

      Section 6.1   Cooperation by Purchaser.
                    -------------------------
        From the Signing Date through the Closing Date, the Purchaser shall use all reasonable efforts (a) to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement, (b) to cooperate with the Company and the Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Required Consents and Required Permits, and (c) subject to the other terms and conditions of this Agreement, to cause all the conditions set forth in
 Section 8.2, the satisfaction of which is in the reasonable control of the Purchaser, to be satisfied on or prior to Closing.

      Section 6.2   Post-Closing Conduct of Business.
                    ---------------------------------
        Following the Closing and through at least December 31, 2008, the Purchaser shall continue to conduct the business of the Company in a reasonable manner consistent with customary practices in the industry segment in which the Company has historically operated.

      Section 6.3 Verification. Subsequent to the Purchaser's calculation of the Contingent Purchase Price pursuant to Section 1.4(d), and upon reasonable advance written request by the Seller, the Purchaser shall allow the Seller or the Seller's representatives to inspect, examine or audit the Company's Books and Records for the purpose of verifying the determination of the Growth Factor and the 3-Year LLAE. The cost of such inspection, examination or audit shall be borne by the Seller unless such inspection, examination or audit reflects that the actual amount of the Contingent Purchase Price exceeds the amount calculated by the Purchaser by ten percent or more, in which case the costs of such inspection, examination or audit shall be borne by the Purchaser.


                                 ARTICLE VII
                                 -----------
                               MUTUAL COVENANTS
                               ----------------

      Section 7.1   Fees and Expenses.
                    ------------------
    Each Party hereto will be responsible for and bear all its own costs and expenses incurred at any time in connection with pursuing, negotiating or consummating this Agreement and all other agreements contemplated by the Transaction Documents, including without limitation the preparation, negotiation and execution of the Letter of Interest dated October 17, 2005, related hereto. Such costs and expenses incurred by the Seller in excess of $15,000 will be paid from funds other than those of the Company.

      Section 7.2   Governmental Consents.
                    ----------------------
     Promptly after the Signing Date, each Party shall take all actions and do all things necessary to obtain all Consents required by any Governmental Authority to consummate the transactions contemplated hereby.

      Section 7.3   Consents to Assign Leases and Contracts.
                    ----------------------------------------
      (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions (including the Purchaser's delivery to third parties of its audited financial statements) and to cooperate with each other as may be necessary to obtain Consents to transfer and assign the Encumbered Instruments. Except as expressly provided herein, no Party shall be required to pay any sum, to incur any obligation or to agree to any amendment of any Encumbered Instrument in order to obtain any such Consent to transfer and assign the Encumbered Instrument.

      (b) Pre-Closing; Required Consents. Schedule 7.3(b) lists the Encumbered Instruments to which a Consent to transfer and assign must be obtained from the appropriate third party prior to Closing (collectively, the "Required Consents"). Except for the Required Consents, the obtaining of any Consents related to the Encumbered Instruments shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Consent has been obtained.

      Section 7.4   Permits.
                    --------
      (a) Cooperation and Reasonable Efforts. Each Party hereby agrees to use reasonable efforts, to take reasonable actions and to cooperate with each other as may be necessary to transfer to Purchaser, or assist Purchaser in obtaining, all Permits required to conduct the business of the Company. On or as soon as practicable after the Signing Date, each Party shall file, separately or jointly with any other Party, as the case may be, all applications necessary to transfer or obtain the Permits. Each Party shall use reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the applications contemplated hereby. The Seller and the Purchaser shall each pay one-half of the fees and expenses incurred in connection with transferring or obtaining all Permits.

      (b) Pre-Closing; Required Permits. Schedule 7.4(b) lists the Permits which must be transferred to or obtained by Purchaser prior to Closing (the "Required Permits"). Except for the Required Permits, the transfer or issuance to Purchaser of any Permit shall not be a condition to Closing, and Closing shall occur irrespective of whether any such Permit has been transferred or obtained.

      Section 7.5   Further Assurances.
                    -------------------
   Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after Closing, each Party shall execute and deliver all instruments and documents and take all other action that the other Party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

      Section 7.6   Supplemental Agreements.
                    ------------------------
    At or prior to the Closing, the Seller shall execute (a) the releases required pursuant to Section 5.8(h), and (b) an employment agreement with the Company in substantially the form attached hereto as Exhibit A.

      Section 7.7   Tax Matters.
                    ------------
    Whenever any Taxing Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes of the Company for which the Seller is or may be liable under this Agreement, the Purchaser will promptly notify the Seller and the Seller shall fully cooperate with Purchaser and the Company in connection with any disputes, proceedings or determinations relating to any Taxes to the extent such proceedings or determinations affect the amount of Taxes for which the Seller is liable under this Agreement.

      Section 7.8   Employee Benefit Plans; Employment.
                    -----------------------------------
      (a) Employee Benefit Plans. From and after the Effective Date, the Company shall elect to continue as a participating employer in the Company Plans listed on Schedule 7.8(a) (the "Assumed Plans") and the coverage of the Employees under the Assumed Plans shall remain in effect in accordance with the terms of the Assumed Plans. The Purchaser may elect in its sole discretion at any time to become the plan administrator and sponsoring employer with the sole authority to designate the plan administrator or amend or terminate any Assumed Plan.

      (b) No Representations. Without the written consent of the Purchaser, neither the Seller nor the Company will make any promise or commitment to any employee of the Company with regard to his or her employment status with the Purchaser or the Company, or the terms or conditions upon which such employment might occur or be continued.


                                ARTICLE VIII
                                ------------
                       CONDITIONS PRECEDENT TO CLOSING
                       -------------------------------

      Section 8.1   Conditions Precedent to Purchaser's Obligations.
                    ------------------------------------------------
     The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by the Purchaser.

      (a) Accuracy of Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date shall have been correct and complete as of the specified date.

      (b) Performance of Covenants. The Company and the Seller shall have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by such party prior to or at the Closing.

      (c)  No Material Adverse Change.   The Company  has not  undergone  any
 Material Adverse Change since the Signing Date.

      (d) Consents. The Company and the Seller, as the case may be, shall have received and delivered to Purchaser all of the Required Consents and the Required Permits, each in form and substance satisfactory to Purchaser, and shall have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated by this Agreement.

      (e) Closing Certificate. The Seller and an executive officer of the Company shall have delivered to the Purchaser a certificate confirming (i) the satisfaction of the conditions set forth in Sections 8.1(a), 8.1(b), 8.1(c) and 8.1(d) and (ii) the continuing force and effect of the Required Consents and Required Permits.

      (f) Secretary's Certificate. The Company shall have delivered to the Purchaser a certificate executed by the secretary or an assistant secretary of the Company certifying as to (i) the Charter Documents of Aerospace and each of the Subsidiaries, (ii) the good standing of Aerospace and each Subsidiary in their respective jurisdictions of organization, (iii) the resolutions in which the members and managers (if any) of Aerospace approved the Transaction Documents to which the Company is a party and the transactions contemplated thereby, and (iv) the incumbency of the Company's officers who execute any documents on behalf of the Company in connection with this Agreement.

      (g) Deliveries. The Company and the Seller, as the case may be, shall have delivered the documents required by Sections 2.2 and such other documents as Purchaser may reasonably require.

      (h) No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against the Purchaser or any of its Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither the Purchaser nor any of its affiliates instituted such Action.

      (i) Lease Amendment. The Company and Donnell Investments, LLC shall have executed an amendment, in form and substance reasonably satisfactory to the Purchaser, to that certain Office Lease Agreement dated September 15, 2005, pertaining to the Company's lease of office space at 14990 Landmark Boulevard, Dallas, Texas 75254.

      Section 8.2   Conditions Precedent to the Seller's Obligations.
                    -------------------------------------------------
     The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by the Seller.

      (a) Accuracy of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall have been true and complete as of the Signing Date and as of the Closing Date as though made as of the Closing Date, except to the extent such representations or warranties made as of a specific date shall have been correct and complete as of the specified date.

      (b) Performance of Covenants. The Purchaser shall have performed and complied with all agreements, covenants and obligations required by this Agreement to be performed by the Purchaser prior to or at the Closing.

      (c) Closing Certificate. An executive officer of Purchaser shall have delivered to the Seller a certificate confirming the satisfaction of the conditions set forth in Sections 8.2(a) and 8.2(b).

      (d) Secretary's Certificate. The Purchaser shall have delivered to the Seller a certificate executed by the secretary or an assistant secretary of the Purchaser certifying as to (i) the resolutions in which the Purchaser's board of directors approved this Agreement and the transactions contemplated hereby, and (ii) the incumbency of the Purchaser's officers who execute any documents on behalf of the Purchaser in connection with this Agreement.

      (e) Deliveries. The Purchaser shall have delivered the documents required by Section 2.3 and such other documents as the Seller may reasonably require.

      (f) No Order or Action. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby. No Action shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against the Company or the Seller or any of their Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither the Company nor the Seller nor any of their affiliates instituted such Action.


                                 ARTICLE IX
                                 ----------
                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

      Section 9.1   Termination of Agreement.
                    -------------------------
     This Agreement may be terminated at any time prior to the Closing:

      (a)  by mutual agreement of the Purchaser and the Seller;

      (b) by the Purchaser at any time after the occurrence of a Material Adverse Change in the Company; or

      (c) by the Purchaser or the Seller at any time on or after March 31, 2006, if any of the conditions provided for in Section 8.1 or 8.2, respectively, shall not have been met or waived in writing prior to such date.

      Section 9.2   Procedure Upon Termination.
                    ---------------------------
     In the event of termination pursuant to Section 9.1, written notice thereof shall be immediately given to the other Party and the transactions contemplated by this Agreement shall be terminated, without any further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

      (a) each Party shall return all documents, work papers and other materials of the other Party, whether obtained before or after the execution hereof, to the Party furnishing the same; and

      (b) such termination shall not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.


                                  ARTICLE X
                                  ---------
                          INDEMNIFICATION AND OFFSET
                          --------------------------

      Section 10.1   Indemnification by Seller.
                     --------------------------
 The Seller shall indemnify and hold harmless the Purchaser, the Company, and their respective directors, officers, employees, agents, attorneys and shareholders (collectively, the "Purchaser Group") in respect of any and all Claims incurred by the Purchaser Group, in connection with each and all of the following:

      (a) Any breach of any representation or warranty made by the Seller in this Agreement; and

      (b) The breach of any covenant, agreement or obligation of the Seller contained in this Agreement or any other instrument delivered at the Closing, including, without limitation, the agreement and covenants of the Seller set forth in Section 5.8 of this Agreement.

 Provided, however, that the Seller's obligation to indemnify and hold harmless the Purchaser shall be applicable only if and to the extent the aggregate amount of all such Claims exceeds a threshold of $40,000.

      Section 10.2   Indemnification by Purchaser.
                     -----------------------------
 The Purchaser shall indemnify and hold harmless the Seller in respect of any and all Claims reasonably incurred by the Seller in connection with each and all of the following:

      (a) Any breach of any representation or warranty made by the Purchaser in this Agreement; and

      (b) The breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any other instrument delivered at the Closing.

      Section 10.3   Claims for Indemnification.
                     ---------------------------
 Whenever any Claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the Claim and, when known, the facts constituting the basis for such Claim. In the event of any Claim for indemnification hereunder resulting from or in connection with any Claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability potentially arising therefrom. The Indemnified Party shall not settle or compromise any Claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party.

      Section 10.4   Defense by Indemnifying Party.
                     ------------------------------
 In connection with any Claim giving rise to indemnity hereunder resulting from or arising out of any Claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within twenty (20) days after delivery of the written notice referred to in Section
 10.3 hereof assume the defense of any such Claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such Claim. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any third-party claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such Claim or litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, (a) the Indemnified Party may defend against such Claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such Claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party Claim in a reasonably prudent manner as a prudent businessman would if his own funds were subject to such suit.

      Section 10.5   Offset.
                     -------
 The Indemnified Party shall have the right to offset any amounts for which it is entitled to indemnification under this Article X against any amounts otherwise payable by the Indemnified Party to the Indemnifying Party under this Agreement.


                                 ARTICLE XI
                                 ----------
                      ARBITRATION AND EQUITABLE REMEDIES
                      ----------------------------------

      Section 11.1   Settlement Meeting.
                     -------------------
     The Parties shall attempt in good faith to resolve promptly through negotiations any Claim or dispute under this Agreement. If any such Claim or dispute should arise, the Parties shall meet at least once to attempt to resolve the matter (the "Settlement Meeting"). Any Party may request the other Party to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a Claim or dispute. The occurrence of a Settlement Meeting with respect to a Claim or dispute shall be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting the other Party may proceed to seek such remedy.

      Section 11.2   Arbitration Proceedings.
                     ------------------------
     If the Parties have not resolved a monetary Claim or dispute at the Settlement Meeting, any Party may submit the matter to arbitration. A panel of three arbitrators shall conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Comprehensive Arbitration Rules and Procedures of JAMS (the "Arbitration Rules"). The decision of a majority of the panel shall be the decision of the arbitrators.

      (a) Arbitration Notice. To submit a monetary Claim or dispute to arbitration, a Party shall furnish the other Party and JAMS with a notice (the "Arbitration Notice") containing (i) the name and address of such Party, (ii) the nature of the monetary Claim or dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

      (b)  Selection  of  Arbitrators.   Arbitrators  shall  be  selected  in
 accordance with and  have the  qualifications specified  in the  Arbitration
 Rules.

      (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by Law, provided that any Party may seek any equitable remedy available under Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

      Section 11.3   Place of Arbitration.
                     ---------------------
     Any arbitration proceedings shall be conducted in Fort Worth, Texas, or at such other location as the Parties may agree. The arbitrators shall hold the arbitration proceedings within sixty (60) days after the selection of the third arbitrator.

      Section 11.4   Discovery.
                     ----------
     During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators shall have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

      Section 11.5   Equitable Remedies.
                     -------------------
     Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party shall be entitled to seek any equitable remedies available under Law, including an injunction prohibiting a breach of the provisions of Section 5.8 or an Order requiring the Seller to perform this Agreement. Any such equitable remedies shall be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

      Section 11.6   Exclusive Jurisdiction.
                     -----------------------
     The Parties agree that any claim for equitable relief relating to this Agreement shall be instituted in a federal or state court sitting in Fort Worth, Texas, which courts and their respective appellate courts shall be the exclusive venue for any such claim. Each Party waives any objection that it may have to the laying of such venue, and irrevocably submits to the jurisdiction of any such court with respect to any such claim. Any service of process and other notice in any such case shall be effective against a Party when transmitted in accordance with Section 12.9, provided that a Party also may serve process in any manner permitted by Law.

      Section 11.7   Judgments.
                     ----------
     Any arbitration award under this Agreement shall be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

      Section 11.8   Expenses.
                     ---------
     If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

      Section 11.9   Cost of the Arbitration.
                     ------------------------
     The arbitrators shall assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

      Section 11.10  Exclusivity of Remedies.
                     ------------------------
     To the extent permitted by Law, the arbitration and judicial remedies set forth in this Article XI shall be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or Claim for damages under this Agreement.


                                 ARTICLE XII
                                 -----------
                                MISCELLANEOUS
                                -------------

      Section 12.1   Amendment.
                     ----------
     No amendment of this Agreement shall be effective unless in a writing signed by Purchaser and the Seller.

      Section 12.2   Counterparts.
                     -------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party shall promptly thereafter deliver an originally executed signature page to the other Party, provided that any failure to deliver such an originally executed signature page shall not affect the validity, legality, or enforceability of this Agreement.

      Section 12.3   Entire Agreement.
                     -----------------
     This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

      Section 12.4   Expenses.
                     ---------
     Each Party shall bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its Representatives, provided that if a Party terminates this Agreement because of another Party's breach of this Agreement, the non-breaching Party shall be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. The Seller shall bear any Tax imposed in connection with the transfer of the Interest to the Purchaser pursuant to this Agreement.

      Section 12.5   GOVERNING LAW.
                     --------------
     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

      Section 12.6   Consent to Service of Process.
                     ------------------------------
     Each Party waives any objection that such Party may now or hereafter have to the laying of venue of any Action in Tarrant County, Texas, and irrevocably submits to the jurisdiction of any court of competent jurisdiction in Tarrant County, Texas. Any and all service of process and any other notice in any Action shall be effective against any Party when transmitted in accordance with Section 12.9. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by Law.

      Section 12.7   No Assignment.
                     --------------
     No Party  may assign  its benefits  or delegate  its duties  under  this
 Agreement without the prior written consent of the other Party. Any attempted assignment or delegation without such prior consent shall be void. Notwithstanding this prohibition against assignment and delegation, the Purchaser may assign its rights and delegate its duties under this Agreement to a wholly-owned subsidiary of the Purchaser without the Seller's consent. In addition, the Purchaser may assign its rights under this Agreement to a purchaser of all of the assets or equity of the Purchaser without the Seller's consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of the Purchaser may similarly assign such rights. Upon the Purchaser's assignment of its benefits and delegation of its duties under this Agreement without the consent of the Seller, the Purchaser shall remain liable for any obligations under this Agreement.

      Section 12.8   No Third Party Beneficiaries.
                     -----------------------------
     This Agreement is solely for the benefit of the Parties and no other Person shall have any right, interest, or claim under this Agreement.

      Section 12.9   Notices.
                     --------
     All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications shall be considered received (i) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (ii) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (iii) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth below (or to such other address to which such Party has notified the other Party in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

           Purchaser:  Hallmark Financial Services, Inc.
                       777 Main Street, Suite 1000
                       Fort Worth, Texas 76102
                       Phone:  (817) 348-1800
                       Fax:  (817) 348-1815
                       Attn.:  Mr. Mark Morrison

      with a copy to:  McGuire, Craddock & Strother, P.C.
                       3550 Lincoln Plaza
                       500 North Akard
                       Dallas, Texas 75201
                       Phone:  (214) 954-6800
                       Fax:  (214) 954-6868
                       Attn.:  Steven D. Davidson

              Seller:  c/o Curtis R. Donnell
                       16815 Village Lane
                       Dallas, Texas  75248
                       Phone:  (469) 446-8693
                       Fax:  (972) 852-1213

      with a copy to:  Underwood, Perkins & Ralston, P.C.
                       c/o Amy K. Ratzlaff
                       5420 LBJ Freeway
                       Suite 1900
                       Dallas, Texas  75240
                       Phone:  (972) 661-5114
                       Fax:  (972) 661-5691

      Section 12.10  Public Announcements.
                     ---------------------
     The Parties shall agree on the terms of any press releases or other public announcements related to this Agreement, and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party's counsel it is required by Law or the rules of the Securities Exchange Commission, American Stock Exchange or other regulatory agency to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof.

      Section 12.11  Representation by Legal Counsel.
                     --------------------------------
     Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

      Section 12.12  Schedules.
                     ----------
     All references in this Agreement to schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. Each Section of this Agreement that refers to a schedule shall have a separate schedule. In addition, any disclosure under a particular Section's schedule shall be made under the heading of any relevant subsection of such Section. A disclosure of an item in a schedule for a particular Section or under a heading in a schedule corresponding to a particular subsection shall not be a disclosure under any other Section's schedule or any other subsection, unless so noted specifically on such schedule. The Seller has delivered to the Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

      Section 12.13  Severability.
                     -------------
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision shall be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

      Section 12.14  Specific Performance.
                     ---------------------
     The Seller acknowledges that the benefits that the Purchaser will derive from the transactions contemplated by this Agreement are unique and irreplaceable. Accordingly, if the Seller improperly abandons or terminates this Agreement, the Purchaser would not have an adequate remedy at law. The Purchaser therefore shall be entitled to a court order requiring the Seller to perform this Agreement.

      Section 12.15  Successors.
                     -----------
     This Agreement shall be binding upon and shall inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

      Section 12.16  Time of the Essence.
                     --------------------
     Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

      Section 12.17  Waiver.
                     -------
     No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

      IN WITNESS WHEREOF, each Party has executed, or caused a duly authorized officer to execute, this Agreement as of the Signing Date.

 PURCHASER:                    HALLMARK FINANCIAL SERVICES, INC.



                               By:
                                      --------------------------------
                               Name:
                                      --------------------------------
                               Title:
                                      --------------------------------



 SELLER:                       DONNELL CHILDREN REVOCABLE TRUST



                               By:
                                      --------------------------------
                               Name:  Curtis Donnell
                                      --------------------------------
                               Title: Trustee
                                      --------------------------------

                               ---------------------------------------
                               Curtis R. Donnell, Individually

                                  APPENDIX A
                   DEFINITIONS AND  RULES OF INTERPRETATION

      Definitions. Unless the context otherwise requires, the terms defined in this Appendix shall have the meanings specified below for all purposes of this Agreement:

           "Action" means any action, arbitration proceeding, cause of action, charge, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

           "Aerospace" shall have the meaning set forth in Recital A.

           "Agreement" shall have the meaning set forth in the Preamble.

           "Arbitration Notice" shall have the meaning set forth in Section 11.2(a).

           "Arbitration Rules" shall  have the meaning  set forth in  Section
 11.2.

           "Assumed Plans"  shall  have  the meaning  set  forth  in  Section
 7.8(a).

           "Bank Accounts" shall have the meaning set forth in Section 3.20.

           "Base Purchase Price" shall have the meaning set forth in  Section
 1.2.

            "Books and Records" shall mean all the books and records maintained by or for any Person, including all accounting records, minute books, stock records, computerized records and storage media and the software used in connection therewith.

           "Charter Documents" shall mean (i) in the case of a corporation, its articles or certificate of incorporation and its bylaws, (ii) in the case of a partnership, its partnership certificate and its partnership agreement, and (iii) in the case of any other Person, its organic and governing documents; in each case as such document has been amended or supplemented from time to time prior to the Signing Date.

           "Claim" shall mean any arbitration award, assessment, charge, citation, claim, damage, demand, directive, expense, fine, interest, joint or several liability, lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, including any damages incurred because of the claimant's negligence or gross negligence or any strict liability imposed upon the claimant, any consequential or punitive damages, and any reasonable attorneys' fees and expenses. A Claim shall be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unaccrued, unasserted, unknown, unliquidated, or unmatured. Without limiting the foregoing, the accrual of an additional federal income tax liability as described in Schedule 3.26 shall be considered a Claim hereunder.

           "Closing" shall have the meaning set forth in Section 2.1.

           "Closing Date" shall have the meaning set forth in Section 2.1.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Company" shall have the meaning set forth in Recital A.

           "Company Assets"  shall  have the  meaning  set forth  in  Section
 3.9(a).

           "Company Plans"  shall  have  the meaning  set  forth  in  Section
 3.18(a).

           "Competing Business" shall have the meaning set forth in Section 5.8(c).

           "Confidential Information" means any proprietary information, and any information which Purchaser reasonably considers to be proprietary, pertaining to the Company's and Purchaser's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by such entity's sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to each of the Parties, whether or not reduced to writing.

           "Consent" shall mean a consent, approval, order, authorization or waiver from, notice to or declaration, registration or filing with any Person.

           "Contingent Purchase Price"  shall have the  meaning set forth  in
 Section 1.2.

           "Donnell" shall have the meaning set forth in the Preamble.

            "Effective Date" shall mean shall have  the meaning set forth  in
 Section 1.4.

            "Employee Benefit Plan" shall mean any  (i) Pension Benefit Plan,
 (ii) Welfare Benefit Plan, (iii) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (iv) bonus, executive, incentive or deferred compensation plan, (v) change in control plan, (vi) fringe benefits and perquisites, (vii) holiday, sick pay, leave, vacation, moving or tuition reimbursement or other similar policy, (viii) stock option, stock purchase, phantom stock, restricted stock or stock appreciation plan, (ix) severance plan, or (x) other employee arrangement, commitment, custom, policy or practice.

           "Employees" shall have the meaning set forth in Section 3.17(a).

           "Encumbered Instrument" shall mean any contract or lease that by its terms requires Consent from a third party by reason of the transactions contemplated by the Transaction Documents.

           "Encumbrance" shall mean any title defect or objection, mortgage, lien, deed of trust, equity, judgment, claim, restrictive covenant, use restriction, charge, pledge, security interest or other encumbrance of any nature whatsoever, including all leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate"  shall have  the meaning  set forth  in  Section
 3.18(b).

           "Financial Statements" shall have the meaning set forth in Section 3.26.

           "GAAP" shall mean generally accepted accounting principles in effect in the United States of America as of the Signing Date.

           "Governmental Authority"  shall mean  any federal,  state,  local,
 tribal,  foreign   or  other   governmental  agency,   department,   branch,
 commission, board, bureau, court, instrumentality or body.

           "Indemnified  Party"  shall   have  the  meaning   set  forth   in
 Section 10.3.

           "Indemnifying  Party"  shall  have   the  meaning  set  forth   in
 Section 10.3.

           "Insurance Policies" shall have the  meaning set forth in  Section
 3.12.

           "Intangible Asset" shall mean any patent, trademark, trademark license, servicemark, servicemark license, computer software, trade name, masthead, brand name, slogan, copyright, reprint right, franchise, license, process, authorization, invention, know-how, formula, trade secret and other intangible asset, together with any pending application, continuation-in-part or extension therefor.

           "Interest" shall have the meaning set forth in Recital A.

            "Law" shall mean any applicable code, statute, law, common law, rule, regulation, order, ordinance, judgment, decree, order, writ or injunction of any Governmental Authority.

           "Law Affecting Creditors' Rights" shall mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

           "Material Adverse Change" shall mean, with respect to a Person, that such Person has (i) breached a Material Contract, (ii) incurred a Claim or become a party to an Action that could have a significant and detrimental effect upon it, (iii) suffered a Material Adverse Effect, or (iv) violated any Law or Order to which it or any of its assets is subject or bound.

           "Material Adverse Effect" shall mean, with respect to a Person, the occurrence of an event or the existence of a circumstance that has a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the occurrence of any event or the existence of any circumstance that could cause such an effect in the future in an amount of $100,000.00 or more.

           "Material Contracts" shall have the  meaning set forth in  Section
 3.13.

           "Order" shall mean any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

           "Parties" shall mean all of the Purchaser, the Trust and Donnell, collectively, and "Party" shall mean any of the Purchaser, the Trust or Donnell, individually.

           "Pension Benefit Plan" shall mean (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           "Permit" shall mean any license, approval, certificate, franchise,
 registration,  qualification,  permit  or  authorization  issuable  by   any
 Governmental Authority or industry self-regulating organization.

           "Permitted Encumbrance" shall mean any Encumbrance directly related to (i) workers', repairmen's and similar Encumbrances imposed by Law that have been incurred in the ordinary course of business, (ii) retention of title agreements with suppliers entered into in the ordinary course of business, and (iii) the rights of others to customer deposits.

           "Person" shall mean any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

           "Personal Property Leases"  shall have  the meaning  set forth  in
 Section 3.10(d). .

           "Purchase Price" shall have the meaning set forth in Section 1.2.

           "Purchaser" shall have the meaning set forth in the Preamble.

           "Purchaser Group"  shall have  the meaning  set forth  in  Section
 10.1.

           "Real Property Leases" shall have the meaning set forth in Section 3.10(b).

           "Representatives" shall mean, with respect to a Person, such Person's directors, employees, officers, agents, accountants, affiliates, consultants, investment bankers, attorneys, lenders, representatives and shareholders.

           "Required Consents" shall  have the meaning  set forth in  Section
 7.3(b).

           "Required Permits" shall  have the  meaning set  forth in  Section
 7.4(b).

           "Restricted  Territory"  shall  have  the  meaning  set  forth  in
 Section 5.8(c).

           "Returns" shall have the meaning set forth in Section 3.19(a).

           "Seller" shall have the meaning set forth in the Preamble.

           "Seller's Knowledge" shall mean the actual knowledge as of the date that a specific representation or warranty is made or deemed made, after reasonable inquiry, of an individual Seller.

           "Settlement Meeting" shall have the  meaning set forth in  Section
 10.1.

            "Signing Date" shall have the meaning set forth in the Preamble.

           "Subsidiary" shall mean any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (1) Aerospace or any other Subsidiary of Aerospace is a general partner; or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, managers or other persons performing similar functions with respect to such corporation, limited liability company or other organization is, directly or indirectly, owned or controlled by Aerospace, by any one or more of the other Subsidiaries of Aerospace, or by Aerospace and any one or more of its other Subsidiaries.

            "Tax" shall mean any assessment, charge, duty, fee, impost, levy, tariff, or tax of any nature whatsoever imposed by any Governmental Authority or payable pursuant to any tax sharing agreement, including any income, payroll, withholding, excise, gift, alternative minimum, capital gain, added value, social security, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise tax or charge, together with any related interest, penalties or additions thereon.

           "Taxing Authority" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

           "Total Purchase Price" shall have the meaning set forth in Section
 1.2.

            "Transaction  Documents"   shall   mean   this   Agreement,   the
 Supplemental Agreements, and all other documents and instruments executed and delivered pursuant to or in furtherance of this Agreement.

           "Trust" shall have the meaning set forth in the Preamble.

           "Welfare Benefit Plan" shall mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, including an employee welfare benefit plan which is a "multiemployer welfare plan" as defined in Section 3(37) of ERISA and a "multiple employer welfare arrangement" as defined in
 Section 3(40) of ERISA.

           "Work Product" shall have the meaning set forth in Section 5.8(b).

      Accounting Terms. Except as otherwise provided in this Agreement, all accounting terms defined in this Agreement, whether defined in this Article or otherwise, shall be construed in accordance with GAAP on a consolidated basis.

      Articles, Sections,  Exhibits and  Schedules.   Except as  specifically
 stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules of this Agreement.

      Attorneys' Fees. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also shall include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney considered advisable in connection with the prosecution or defense of the particular matter.

      Breach. The term "breach" with respect to any contract or instrument means any breach or violation of, or default under, such contract or instrument, any conflict with another contract or instrument or any emergence of a right of another party to such contract or instrument to accelerate, cancel, modify or terminate such contract or instrument, including any such breach, violation, default, conflict, or right that will arise after notice or lapse of time.

      Drafting. Neither this Agreement nor any provision set forth in this Agreement shall be interpreted in favor of or against any Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision set forth in this Agreement shall be used when interpreting this Agreement or its provisions.

      Headings. Article and Section headings are used in this Agreement only as a matter of convenience and shall not have any effect upon the construction or interpretation of this Agreement.

      Include. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

      Or. The term "or" shall not be interpreted as excluding any of the items described.

      Plural and Singular Words. Whenever the plural form of a word is used in this Agreement, that word shall include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word shall include the plural form of that word.

      Predecessors. Any of the Seller' representations and warranties concerning any Claim against the Company, any liability or obligation of the Company, or any violation of Law by the Company shall include any Claims with respect to each predecessor of the Company, including all direct and indirect predecessors of any such predecessor.

      Pronouns. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also shall refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also shall refer to the masculine and feminine gender.

      Representations and Warranties. The Seller' representations and warranties under this Agreement shall mean the representations and warranties set forth in Article III and the reaffirmation of the Seller' representations and warranties in certificates delivered pursuant to Article
 II. Purchaser's representations and warranties under this Agreement shall mean the representations and warranties set forth in Article IV and the reaffirmation of those representations and warranties in the certificates delivered pursuant to Article II.

      Statutes. Any reference to Law or any specific statute shall include any changes to such law or statute after the Signing Date, any successor law or statute, and any regulations and rules promulgated under such law or statute and any successor law or statute, whether promulgated before or after the Signing Date.

                                  EXHIBIT A

                            EMPLOYMENT AGREEMENT
                            --------------------

      This EMPLOYMENT AGREEMENT (the "Agreement") is made effective as the _____ day of __________, 2006 (the "Effective Date"), by and among AEROSPACE HOLDINGS, LLC, a Texas limited liability company (the "Company"), HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (the "Parent"), and CURTIS R. DONNELL, an individual (the "Employee").

                                  Recitals:
                                  ---------

      A. The Company, directly and through subsidiaries, develops, markets and services property and casualty insurance with a particular emphasis on general aviation risks.

      B.   The Company is a wholly-owned subsidiary of the Parent.

      C. The Company desires to employ the Employee pursuant to the terms of this Agreement, and the Employee desires to accept such employment.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

                                 Agreement:
                                 ----------

      1. Appointment and Duties. The Company employs the Employee on the terms and conditions set forth herein, and the Employee accepts such employment. The Employee shall initially serve as President of the Company, and shall perform all duties and functions reasonably appurtenant to such position and as directed by the Chief Executive Officer or Board of
 Directors of the Parent. The Parent, acting through its Chief Executive Officer or Board of Directors, may from time to time redefine the title and duties of the Employee in furtherance of the business of the Company. The Employee shall perform his duties in accordance with, and shall at all times strictly adhere to, all rules, regulations and policies as may be adopted from time to time by the Company.

      2. Full Time Employment. The Employee agrees that, during the term of his employment by the Company, he will devote his full working time, attention and energies to the diligent performance of his duties as an employee of the Company. The Employee shall not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other individual, corporation, partnership, governmental authority or other entity; (b) engage in any business venture or business activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise (except that the ownership of not more than one per cent of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation hereof); or (c) engage in any venture or activity which the Company may in good faith consider to interfere with Employee's performance of his duties hereunder.

      3. Compensation. All compensation shall be payable to the Employee in accordance with the Company's customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law.

           a. Salary. The Employee shall initially receive a base salary of $200,000 per year. Such salary shall be reviewed annually and may be increased, but not decreased, in the sole discretion of the Board of Directors of the Parent.

           b. Bonus. The Employee shall be entitled to an annual bonus of not less than $50,000 payable on or before each anniversary of the Effective Date during the term hereof and conditioned only on the Employee's continued employment with the Company on each such anniversary date.

      4.  Other Programs and Benefits.   The Employee  shall be entitled  to
 participate in other programs and benefits provided by the Company (including, without limitation, group insurance plans and profit sharing plans) to the same extent as other employees of the Company similarly situated.

      5. Term. Unless otherwise terminated in accordance with Section 6, the Employee's employment under this Agreement shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date (the "Initial Term"), and thereafter at the will of the parties. Upon the termination of the Employee's employment for any reason, the Employee will be entitled to receive all accrued compensation through the date of termination.

      6. Termination and Severance. The employment of the Employee hereunder may be terminated by the Company at any time, with or without
 Cause (as defined below). In the event the employment of Employee is terminated by the Company without Cause, the Employee shall continue to receive an amount equal to his base salary at the time of termination for a period of time following the date of termination equal to the lesser of (i) 12 months, or (ii) the remainder of the Initial Term. The severance payments provided herein are in lieu of any and all other benefits or claims which the Employee might assert against the Company, and may be conditioned upon the Employee's execution of a full and complete release of the Company from any and all liabilities arising in connection with his employment by the Company or the termination thereof. Such severance payments shall be made to the Employee in accordance with the Company's customary payroll practices and shall be subject to withholding for federal and state income taxes, social security payments and similar deductions, as required by applicable law. For purposes of this Agreement, "Cause" shall mean any of the following, as determined in the good faith judgment of the Board of Directors of the Parent: (i) commission of a crime (other than minor traffic violations); (ii) breach of any of the terms of this Agreement; or (iii) insubordination, dishonesty or neglect in the performance of the duties assigned to Employee hereunder.

      7. Non-Disclosure; Non-Competition; Non-Solicitation. The Company covenants and agrees that it will provide to the Employee all Confidential Information (as defined below) of the Company reasonably necessary to permit the Employee to fulfill his duties and responsibilities hereunder. The Employee acknowledges that, as a consequence of his employment by the Company, the Employee will be furnished and have access to substantially all Confidential Information of the Company. The Employee further acknowledges that (i) any public disclosure of the Confidential Information will have an adverse effect on the Company and its business, (ii) the Company will suffer irreparable injury if the Employee breaches any of the terms of this Section 7, (iii) the Company will be at a substantial competitive disadvantage if it fails to acquire and maintain exclusive ownership of the Confidential Information or the Employee fails to abide by the restrictions provided for in this Section 7, (iv) the scope of the protective restrictions provided for in this Section 7 are reasonable when taking into account the Employee's access to Confidential Information and the importance of such Confidential Information to the Company, (v) the compensation being paid to the Employee pursuant to this Agreement and the post-employment rights of the Employee hereunder are sufficient inducement for the Employee to agree to the terms hereof, (vi) the provisions of this Section 7 are reasonable and necessary to protect the business of the Company, to prevent the improper use or disclosure of the Confidential Information and to provide the Company with exclusive ownership of all such Confidential Information, and (vii) the terms of this Section 7 preclude the Employee from engaging in the conduct of the business of the Company for a reasonable period.

           a.   Non-Disclosure Agreement.  Employee  agrees that he will  not
      (i) disclose to any person, either directly or indirectly, any Confidential Information, unless and solely to the extent that such Confidential Information is required to be disclosed by law or pursuant to a final judicial order or decree, (ii) use for his own account or use, cause, facilitate or allow any third party to use Confidential Information in any way, or (iii) remove any Confidential Information or any copy, summary or compilation of any kind of any Confidential Information from the premises of the Company or the premises of any Company's customers.

           b. Work Product. All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company's business, whether conceived, prepared or developed by the Employee, the Company or otherwise, either alone or with others ("Work Product"), shall be the sole property of the Company.

           c. Return of Materials. Upon termination of his employment for any reason, the Employee shall promptly deliver to the Company all materials in any medium containing, referring to or derived from any Confidential Information or Work Product of the Company, together with all other manuals, letters, notes, reports, data, tables and calculations which are the property of the Company, which are in the Employee's possession or under his control.

           d. Non-Competition Agreement. The Employee covenants and agrees that, during the term of his employment by the Company and for a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, directly or indirectly,
      (i) own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any "Competing Business" (defined below) anywhere in the "Restricted Territories" (defined below); (ii) induce any customers of the Company to patronize any Competing Business; (iii) solicit or accept any Competing Business from any customer of the Company; (iv) request or advise any customers of the Company to withdraw, curtail or cancel such customer's business with the Company; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of the Company. For purposes of this Agreement, the term "Competing Business" is defined to mean any activity or business that is or would be competitive with the business conducted by the Company at the time of termination of the Employee's employment with the Company. The term "Restricted Territories" is defined to mean the United States of America.

           e. Non-Solicitation Agreement. For a period of two (2) years following the termination of his employment with the Company for any reason, the Employee will not, either on his own behalf or on behalf of any Competing Business, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate such person's employment or agency, as the case may be, with the Company, or (ii) solicit, divert, or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person which sells any products and services of, furnishes products or services to, or receives products and services from the Company, nor will the Employee attempt to induce any such supplier or customer to cease being (or any prospective supplier or customer not to become) a supplier or customer of the Company.

           f. Modification of Restrictions. The Employee agrees that if an arbitrator or a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the arbitrator or court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. The Employee further agrees that if an arbitrator or court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

           g. Injunctive Relief. In the event of any pending, threatened or actual breach of any of the covenants or provisions of this Section 7, as determined by an arbitrator or a court of competent jurisdiction, it is understood and agreed by the Employee that the remedy at law for a breach of any of the covenants or provisions of this Section 7 may be inadequate and, therefore, the Company shall be entitled to a restraining order or injunctive relief in addition to any other remedies at law and in equity, as determined by an arbitrator or a court of competent jurisdiction. The Employee waives any bond, surety, or other security that might be required of the Company as a condition of any such restraining order or injunctive relief.

           h. Confidential Information Defined. For purposes of this Agreement, "Confidential Information" means any proprietary information, and any information which the Company reasonably considers to be proprietary, pertaining to the Company's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by sales personnel, procedures, standards and methods, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, all policyholder information of policyholders, the type, volume or profitability of services or products for customers, drawings, records, reports, documents, manuals, techniques, ratings, information, data, statistics, trade secrets and all other information of any kind or character relating to the Company, whether or not reduced to writing.

           i. Affiliates. Any reference to the Company in this Section 7 shall be deemed to include the Company, its parent corporation, its subsidiaries and any other entity controlled by or under common control with such parent or subsidiaries.

      8. Applicable Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE DEEMED PERFORMABLE IN TARRANT COUNTY, TEXAS, AND ANY ACTION TO ENFORCE OR CONSTRUE THE TERMS OF THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN TARRANT COUNTY, TEXAS.

      9. Attorney Fees. If any action at law or in equity, including an action for injunction or declaratory relief, is brought to enforce or interpret the provisions of this Agreement, each party shall pay their own legal fees and all of their costs and expenses of litigation.

      10. Non-Waiver. The failure by the Company to complain of any act or omission on the part of the Employee, no matter how long the same may continue, shall not be deemed to be a waiver by the Company of any of its rights under this Agreement. The waiver by the Company at any time, expressed or implied, of any breach or attempted breach of this Agreement shall not be deemed a waiver or a consent to any subsequent breach or attempted breach of the same or any other type. If any action by the Employee shall require the consent or approval of the Company, such consent to or approval of the Company to such action on any one occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.

      11. Provisions Severable. Should any term or provision of this Agreement for any reason be held to be or declared illegal, invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject, term or provision is deemed to be illegal, invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In the event that any of the terms or provisions of this Agreement shall be held to be or declared illegal, invalid, void or unenforceable solely by virtue of the fact that such term or provision exceeds the permissible bounds of applicable law with respect to its scope or duration, this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope or duration of such term or provision to that permissible under applicable law, and the parties request that any court examining such issue employ great latitude in reforming this Agreement so as to make this Agreement, as reformed, valid and enforceable.

      12. Entire Agreement. This Agreement constitutes the entire understanding of the parties and supersede all prior understanding or agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement. Except as provided herein, no amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by all parties hereto.

      13. Binding Effect and Assignment. Each and all of the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the respective successors, heirs, and legal representatives of the Company and the Employee. This Agreement may not be assigned by either party without the prior written consent of the other party.

      14. Notice. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be deemed to have been duly given immediately upon personal delivery or mailing by first class, certified mail, postage prepaid. Any party may change the address to which notices, requests, demands or other communications to such party shall be mailed or sent by giving notice to the other parties in the manner provided herein. The addresses of the parties for purposes of this Agreement are as set forth on the signature page hereof.

      15. Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

      16. Execution in Counterparts. This Agreement and any amendment may be executed in any number of counterparts, either by the parties or their duly authorized attorney-in-fact, with the same effect as if all parties had signed the same document.


      IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed to be effective as of the Effective Date hereinabove set forth.

                               COMPANY:
                               --------
                               AEROSPACE HOLDINGS, LLC


                               By:
                                   ----------------------------------------
                                   Mark E. Schwarz, Chairman

                               Notice Address:
                               ---------------
                               777 W. Main Street
                               Suite 1000
                               Fort Worth, Texas  76102
                               Attn.:  Chairman


                               PARENT:
                               -------
                               HALLMARK FINANCIAL SERVICES, INC.


                               By:
                                   ----------------------------------------
                                   Mark E. Schwarz, Chief Executive Officer

                               Notice Address:
                               ---------------
                               777 W. Main Street
                               Suite 1000
                               Fort Worth, Texas  76102
                               Attn.:  Chief Executive Officer


                               EMPLOYEE:
                               ---------

                               --------------------------------------------
                               Curtis R. Donnell

                               Notice Address:
                               ---------------
                               16815 Village Lane
                               Dallas, Texas  75248